CLASS C SHARES
EXHIBIT
TO
MULTIPLE CLASS
PLAN
(REVISED 9/1/15)

1.	SEPARATE
ARRANGEMENT AND
EXPENSE
ALLOCATION

For purposes of Rule 18f-
3 under the Act, the basic
distribution and
shareholder servicing
arrangement of the Class
C Shares will consist of
sales by financial
intermediaries in
consideration of an
advance commission of
up to 1.00% of the public
offering price, paid by the
principal underwriter.
Financial intermediaries
may also provide
shareholder services and
may receive shareholder
services fees therefor.
Additionally, the
principal underwriter and
financial intermediaries
may receive distribution
and/or administrative
service fees under the
12b-1 Plan. In cases
where the principal
underwriter has advanced
a commission to the
financial intermediary,
such 12b-1 fees will be
paid to the financial
intermediary beginning in
the thirteenth month after
purchase.  In
consideration of
advancing commissions,
the principal underwriter
will receive the
contingent deferred sales
charges paid upon
redemption of Class C
Shares and payments
made under the 12b-1
Plan for twelve months
following the purchase.
In connection with this
basic arrangement, Class
C Shares will bear the
following fees and
expenses:

Fees and Expenses
Maximum Amount Allocated
 Class C Shares
Contingent Deferred
Sales Charge (?CDSC?)
1.00% of the share price at
the time of purchase or redemption,
whichever
is lower if redeemed within
twelve months following purchase


Shareholder Service Fee
Up to 25 basis points (0.25%) of
the average daily net asset value


12b-1 Fee
As set forth in the attached Schedule


Redemption Fee
As set forth in the attached Schedule


Other Expenses
Itemized expenses incurred by the
Fund with respect to holders of Class C
Shares as described in Section 3 of the Plan

2.	CONVERSION
AND EXCHANGE
PRIVILEGES

For purposes of Rule 18f-
3, Class C Shares have
the following conversion
rights and exchange
privileges at the election
of the shareholder:

Conversio
n Rights:
At the
election of
the
shareholder
, Class C
Shares that
are not
subject to a
CDSC may
be
converted
to
Institutional
Shares or
Service
Shares,
provided
that the
shareholder
meets the
eligibility
requirement
s for the
Institutional
Shares or
Service
Shares, as
applicable.
Exchange
Privileges:
Class C
Shares may
be
exchanged
for Class C
Shares of
any other
Fund.

In any exchange, the
shareholder shall receive
shares having the same
aggregate net asset value
as the shares surrendered.
Exchanges to any other
Class shall be treated in
the same manner as a
redemption and purchase.
3.	EXCEPTIONS
TO BASIC
ARRANGEMENTS

For purposes of Rules
22d-1 and 6c-10 under
the Act, unless otherwise
specified on the Schedule
to this Exhibit, the
scheduled variations
contingent deferred sales
charges are as follows:

   (A)	 WAIVER OF
CDSC

*
following the death of the last
 surviving shareholder or
 post-purchase disability, as
defined in Section 72(m)(7)
of the Internal Revenue Code of 1986;
*
	due to the termination of
a trust following the death of
 the trustor/grantor or
beneficiary, provided that the
trust document specifically states
that the trust is
terminated upon the death
*
	representing minimum required
distributions (?RMD?) from an Individual
Retirement
Account or other retirement plan as
required under the Internal Revenue Code;
*
of Shares that were reinvested within 120
 days of a previous redemption;
*
of Shares held by the Directors, Trustees,
employees, former employees and sales
representatives of the Fund, the Adviser,
the principal underwriter and their affiliates,
employees of any investment professional
that sells Shares according to a sales
agreement
with the principal underwriter, by the
immediate family members of the above
persons,
and by trusts, pension or profit-sharing
plans for the above persons;
*
of Shares originally purchased through a
program offered by a Financial Intermediary
 that
provides for the purchase of Shares without
 imposition of a sales charge (for example,
a
wrap account, self-directed brokerage
account, retirement, or other fee-based
program
offered by the Financial Intermediary)
and where the Financial Intermediary has
agreed
with the principal underwriter not to
receive an advanced commission on purchases
under
such program;
*
of Shares purchased with reinvested dividends
or capital gains;
*
imposed by the Fund when it closes an account
for not meeting the minimum balance
requirements; and
*
of Shares which were purchased pursuant to
 an exchange privilege if the Shares were held for the applicable CDSC holding period.

4.	REDEMPTION
FEE

For purposes of Rule 11a-
3 under the Act, any
redemption fee received
upon the redemption or
exchange of Class C
Shares will be applied to
fees incurred or amount
expended in connection
with such redemption or
exchange.  The balance of
any redemption fees shall
be paid to the Fund.
A Fund shall waive any
redemption fee with
respect to (i) non-
participant directed
redemptions or exchanges
involving Class C Shares
held in retirement plans
established under Section
401(a) or 401(k) of the
Internal Revenue Code
(the ?Code?), custodial
plan accounts established
under Section 493(b)(7)
of the Code, or deferred
compensation plans
established under Section
457 of the Code; (ii)
redemptions or exchanges
involving Class C Shares
held in plans
administered as college
savings programs under
Section 529 of the Code;
and (iii) Class C Shares
redeemed due to the
death of the last surviving
shareholder on the
account.



SCHEDULE OF
FUNDS
OFFERING CLASS C
SHARES

The Funds set forth on
this Schedule each offer
Class C Shares on the
terms set forth in the
Class C Shares Exhibit to
the Multiple Class Plan,
in each case as indicated
below.  The 12b-1 fees
indicated are the
maximum amounts
authorized based on the
average daily net asset
value.  Actual amounts
accrued may be less.

CLASS C SHARES
SUBJECT TO THE
BASIC LOAD
SCHEDULE
Multiple Class Company
Series
12b-1 Fee
Redemption Fee
Federated Equity Funds:


Federated Absolute Return Fund
0.75%
None
Federated Clover Small Value Fund
0.75%
None
Federated Clover Value Fund
0.75%
None
Federated Emerging Markets Equity Fund
0.75%
None
Federated InterContinental Fund
0.75%
None
Federated International Strategic Value Dividend
Fund
0.75%
None
Federated Kaufmann Fund
0.75%
None
Federated Kaufmann Large Cap Fund
0.75%
None
Federated Kaufmann Small Cap Fund
0.75%
None
Federated MDT Mid-Cap Growth Strategies Fund
0.75%
None
Federated Managed Volatility Fund
0.75%
None
Federated Prudent Bear Fund
0.75%
None
Federated Strategic Value Dividend Fund
0.75%
None



Federated Equity Income Fund, Inc.
0.75%
None



Federated Fixed Income Securities, Inc.:


Federated Strategic Income Fund
0.75%
None



Federated Global Allocation Fund
0.75%
None



Federated Government Income Securities, Inc.
0.75%
None



Federated High Income Bond Fund, Inc.
0.75%
2% on shares redeemed or exchanged
within 90 days of purchase



Federated High Yield Trust
0.75%
2% on shares redeemed or exchanged
within 90 days of purchase



Federated Income Securities Trust:


Federated Capital Income Fund
0.75%
None
Federated Floating Rate Strategic Income Fund
0.75%
None
Federated Fund for U.S. Government Securities
0.75%
None
Federated Unconstrained Bond Fund
0.75%
None
Federated Muni and Stock Advantage Fund
0.75%
None
Federated Prudent DollarBear Fund
0.75%
None
Federated Real Return Bond Fund
0.75%
None





CLASS C SHARES
SUBJECT TO THE
BASIC LOAD
SCHEDULE
(continued)
Multiple Class Company
Series
12b-1 Fee
Redemption Fee
Federated Index Trust


Federated Max-Cap Index Fund
0.75%
None



Federated International Series, Inc.:


Federated International Bond Fund
0.75%
None



Federated Investment Series Funds, Inc.:


Federated Bond Fund
0.75%
None



Federated MDT Series:


Federated MDT All Cap Core Fund
0.75%
None
Federated MDT Balanced Fund
0.75%
None
Federated MDT Large Cap Growth Fund
0.75%
None
Federated MDT Small Cap Core Fund
0.75%
None
Federated MDT Small Cap Growth Fund
0.75%
None



Federated Municipal Securities Fund, Inc.
0.75%
None



Federated Municipal Securities Income Trust:


Federated Municipal High Yield Advantage Fund
0.75%
None



Federated Total Return Series, Inc.:


Federated Total Return Bond Fund
0.75%
None



Federated World Investment Series, Inc.:


Federated Emerging Market Debt Fund
0.75%
None
Federated International Leaders Fund
0.75%
None
Federated International Small-Mid Company Fund
0.75%
2% on shares redeemed or exchanged
within 30 days of purchase



Money Market Obligations Trust:


Federated Government Reserves Fund
0.75%
None
Federated Liberty U.S. Government Money Market
Trust
0.75%
None